Exhibit 10.7

Interest Rate Swap Transaction

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between:

JPMORGAN CHASE BANK, N.A.

(“JPMorgan”)

and

HARLEY-DAVIDSON MOTORCYCLE TRUST 2007-3

(the “Counterparty”)

on the Trade Date and identified by the JPMorgan Deal Number specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Master Agreement specified below, and supersedes any previous confirmation or other writing with respect to the transaction described below.

The definitions and provisions contained in the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc., the “Definitions”) are incorporated into this Confirmation.  In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

Terms not otherwise defined herein shall have the respective meaning set forth in the Indenture, dated as of 15 August 2007 (the “Indenture”), between the Counterparty, as issuer, and The Bank of New York Trust Company, N.A., not in its individual capacity but solely in its capacity, as indenture trustee (the “Indenture Trustee”).

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 30 August 2007, as amended and supplemented from time to time (the “Agreement”), between JPMORGAN CHASE BANK N.A. (“JPMorgan”) and HARLEY-DAVIDSON MOTORCYCLE TRUST 2007-3 (the “Counterparty”). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Interest Rate Swap Transaction to which this Confirmation relates are as follows:

A. TRANSACTION DETAILS

JPMorgan Deal Number(s):

Notional Amount:

For each Calculation Period, the Outstanding Amount of the Class A-2b Notes as of the close of business on the Payment Date that is the first day of each Calculation Period, as stated in Servicer’s monthly investor report relating to such Payment Date (“Monthly Report”), or for the first Calculation Period, USD 120,000,000.00. The Counterparty will cause the Monthly Report relating to such calculation period to be delivered to JPMorgan on or prior to the date such monthly report is required to be delivered pursuant to the Basic Documents.

Trade Date:	23 August 2007

Effective Date:	30 August 2007

Termination Date:

The earliest of (i) 15 September 2010 or (ii) the date on which the Notional Amount hereunder has been reduced to zero, subject to adjustment in accordance with the Modified Following Business Day Convention and subject to Early Termination in accordance with the terms of the Agreement.

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Payment Dates:

The 15th of each month in each year, from and including 15 September 2007 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention and there will be no adjustment to the Calculation Period.

Fixed Rate:	5.05200 percent

Fixed Rate Day Count Fraction:	30/360

Business Days:	New York

Floating Amounts:

Floating Rate Payer:	JPMorgan

Floating Rate Payer Payment Dates:

The 15th of each month in each year, from and including 15 September 2007 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention and there will be an adjustment to the Calculation Period.

Floating Rate for initial Calculation Period:	5.5075%

Floating Rate Option:	USD-LIBOR-BBA

Reset Dates:	The first day of each Calculation Period.

Spread:	None

Compounding:	Inapplicable

Floating Rate Day Count Fraction:	Actual/360

Designated Maturity:	1 Month

Business Days:	New York, London

Calculation Agent:	JPMorgan, unless otherwise stated in the Agreement.

B. ACCOUNT DETAILS

Payments to JPMorgan in USD:	JPMORGAN CHASE NEW YORK
JPMORGAN CHASE BANK N.A.
BIC: CHASUS33XXX
AC No: 099997979

Payments to Counterparty in USD:	As per your standard settlement instructions.

C. OFFICES

JPMorgan:	NEW YORK

Counterparty:	CHICAGO

D. DOCUMENTS TO BE DELIVERED

Each party shall deliver to the other, at the time of its execution of this Confirmation, evidence of the incumbency and specimen signature of the person(s) executing this Confirmation, unless such evidence has been previously supplied and remains true and in effect.

E.  RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a Rate Swap Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Rate Swap Transaction):

(a)           Non-Reliance.  It is acting for its own account, and it has made its own independent decision to enter into that Rate Swap Transaction and as to whether that Rate Swap Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Rate Swap Transaction; it being understood that information and explanations related to the terms and conditions of a Rate Swap Transaction shall not be considered investment advice or a recommendation to enter into that Rate Swap Transaction.  No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Rate Swap Transaction.

(b)           Assessment and Understanding.  It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Rate Swap Transaction.  It is capable of assuming, and assumes the risks of that Rate Swap Transaction.

(c)           Status of Parties.   The other party is not acting as a fiduciary for or an adviser to it in respect of that Rate Swap Transaction.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex or facsimile substantially similar to this letter, which letter, telex or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate: JPMorgan Deal Number(s): 6900043624747

JPMorgan Chase Bank N.A.

/s/ Carmine Pilla

Name:	Carmine Pilla

Title:	Vice President

Accepted and confirmed as of the date
first written:
HARLEY-DAVIDSON
MOTORCYCLE TRUST 2007-3

By: Wilmington Trust Company, not in its Individual capacity but solely as Owner Trustee on behalf of the Trust

/s/ J. Christopher Murphy

Name:	J. Christopher Murphy

Title:	Financial Services Officer

Your reference number:

Client Service Group

All queries regarding confirmations should be sent to:

JPMorgan Chase Bank, N.A.

Contacts
JPMorgan Contact	Telephone Number

Client Service Group	(001) 3026344960

Group E-mail address:
Facsimile:	(001) 8888033606
Telex:
Cable:

Please quote the JPMorgan deal number(s): 6900043624747